POWER OF ATTORNEY

        Effective September 4, 2007, I, Peter Kelly, hereby authorize and designate Robert H.
Knauss Vice President and General Counsel of UGI Corporation  Margaret M. Calabrese Associate
General Counsel and Secretary for UGI Corporation and Linda G. Brennan Senior Paralegal and
Assistant to the Corporate Secretary each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3  Initial Statement of Beneficial Ownership of Securities Forms 4  Statements of Changes in Beneficial Ownership and Forms 5  Annual
Statements of Changes in Beneficial Ownership or any successor reporting forms with the United
States Securities and Exchange Commission  the SEC for the purpose of complying with Section
16a of the Securities Exchange Act of 1934 and the rules regulations and SEC interpretations thereunder Section 16 with respect to my position with UGI Corporation and its affiliates.  The duration of this authorization shall be coextensive with my reporting obligations as a present or former Officer of UGI Corporation and its affiliates under Section 16.

June 20 2007                                Peter Kelly